SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 3, 2001

(Date of earliest event reported)

LCA-Vision Inc.

(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	0-27610 (Commission File No.)	11-2882328 (IRS Employer Identification Number)

7840 Montgomery Road, Cincinnati, Ohio	45236
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (513) 792-9292

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events

LCA-Vision Inc. issued a press release reporting that a record number of procedures were performed in its value-priced LasikPlus centers during the first quarter of 2001, at average prices higher than during the previous quarter.

Item 7. Financial Statements and Exhibits

(a) Exhibits

99.1 Press Release dated April 3, 2001

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCA-VISION INC.

Date: April 4, 2001	By: /s/Alan H. Buckey Alan H. Buckey Executive Vice President, Chief Financial Officer and Treasurer

Exhibit 99.1

Company Contacts:	Investor Relations Contacts:
LCA-Vision, Inc.	Lippert/Heilshorn & Associates, Inc.
Thomas E. Wilson, CEO	Bruce Voss (Bvoss@lhai.com)
Alan H. Buckey, CFO	Zachary Bryant (Zbryant@lhai.com)
(513) 792-9292	(310) 691-7100
www.lasikplus.com	www.lhai.com

FOR IMMEDIATE RELEASE

LCA-VISION FIRST QUARTER PROCEDURE VOLUME

UP 100% OVER LAST YEAR, UP 53% OVER LAST QUARTER

Average Procedure Price Increases to $902, Continues to Trend Upward

CINCINNATI (April 3, 2001) - LCA-Vision, Inc. (Nasdaq NM: LCAV) (Nasdaq Europe: LCAV), a leading provider of value-priced laser vision correction services across the U.S., continues to expand the Company's market share and reported that a record number of procedures were performed in its value-priced LasikPlus centers during the first quarter of 2001, at average prices higher than during the previous quarter.

For the three months ended March 31, 2001, 25,061 procedures were performed in the Company's wholly owned centers, representing an increase of 100% compared with 12,504 procedures performed during the same period a year ago, and an increase of 53% compared with 16,411 procedures performed last quarter. The average number of procedures per center per month increased to 246 in the first quarter of 2001 from 156 in the fourth quarter of 2000. In addition, the average price per procedure increased to $902 in the first quarter of 2001, compared with $877 in the fourth quarter of 2000.

"The outstanding increase in first quarter 2001 procedure volume is due to a combination of strong seasonal demand and the success of LCA-Vision's consumer-driven, value-pricing business model, which allows the Company to offer consumers a choice of laser technology and aftercare options at price points that are accessible to a very large number of people," said Tom Wilson, LCA-Vision CEO. "Due to our tiered pricing, we are able to increase market realization while both matching our competitors' lowest prices and increasing market share."

Commenting on pricing trends, Wilson said, "Price competition in this industry was brutal last year, and we are pleased to report a modest increase in the average procedure price in the first quarter. Going forward, we will seek opportunities to increase pricing as market conditions permit."

LCA-Vision, a leading provider of laser vision correction services across the U.S., owns and operates 33 LasikPlus value-priced laser vision correction facilities in the U.S., as well as one center in Canada and one in Europe.

For additional information, please visit the company's websites at www.lasikplus.com.

This news release contains forward-looking statements that are subject to risks and uncertainties including, but not limited to, the impact of competition and pricing, procedure demand and marketplace acceptance, and unforeseen fluctuations in operating results and other risks detailed from time to time in the company's filings with the Securities and Exchange Commission.

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